UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012 (September 13, 2012)

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0- 20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement.

As previously reported, on July 12, 2012, Valence Technology, Inc. (the "Company") filed a voluntary petition in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 ("Chapter 11") of Title 11 of the United States Bankruptcy Code ("Bankruptcy Code"). The Chapter 11 case is being administered under the caption "In re Valence Technology, Inc.," Case No. 12-11580 (the "Chapter 11 Case").

On September 13, 2012, the Company and GEMCAP Lending I, LLC (the “Lender”) entered into a Debtor-In-Possession Loan and Security Agreement (the “Loan Agreement”). The Bankruptcy Court entered the order approving the Loan Agreement on September 14, 2012. Pursuant to the terms of the Loan Agreement, the Lender agreed to provide a debtor-in-possession financing facility to the Company in an amount not to exceed $10 million (the “DIP Financing Facility”). The DIP Financing Facility will provide an immediate source of funds and will be used to augment the Company’s liquidity and working capital. With the DIP Financing Facility in place, the Company expects that it will be able to continue to provide its goods and services to its customers without impediment.

Subject to the terms of the Loan Agreement, the outstanding principal balance of the DIP Financing Facility, together with all accrued and unpaid interest thereon, plus unpaid fees together with all penalties and late payment fees, will be due and payable upon the earlier of (i) September 13, 2014 and (ii) the date on which the Bankruptcy Court confirms the Company’s plan of reorganization. Interest will accrue on the loans provided under the DIP Financing Facility at a rate of 14.5% per annum, and all accrued interest will be due and payable in arrears monthly. Pursuant to the Loan Agreement, the Company must pay a loan prepayment fee if it prepays the entire outstanding principal balance of the DIP Financing Facility, together with all accrued and unpaid interest thereon, on or before February 13, 2013. The Loan Agreement provides that the Company’s obligations under the DIP Financing Facility are secured by all assets of the Company. The Company and the Lender have made customary representations, warranties and affirmative and negative covenants in the Loan Agreement. The Loan Agreement also includes customary events of default. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Agreement at a per annum rate equal to 18%.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

On September 13, 2012, the Company issued a press release announcing the Loan Agreement and the DIP Financing Facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 10.1	Debtor-In-Possession Loan and Security Agreement, dated as of September 13, 2012, by and between the Company and GEMCAP Lending I, LLC.

Exhibit 99.1	Press Release dated September 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 20, 2012	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Debtor-In-Possession Loan and Security Agreement, dated as of September 13, 2012, by and between the Company and GEMCAP Lending I, LLC.

Exhibit 99.1	Press Release dated September 13, 2012.